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                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934

                   Date of Report:  November 13, 1997

                MONUMENT RESOURCES, INC. AND SUBSIDARIES
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         (Exact name of registrant as specified in its charter)

   Colorado                     33-15528-D                 84-1028449
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(State or other                (Commission               (IRS Employer
jurisdiction of                File Number)           Identification  No.)
incorporation)

                       P.O. Box 1450, Castle Rock, CO 80104
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          (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:  303-688-3993

                             Not Applicable
        ------------------------------------------------------------
        (Former name or former address, if changed since last report
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ITEM 4.  CHANGES IN ACCOUNTANTS

     (a) On November 13, 1997, Monument Resources, Inc. (the "Registrant") engaged Gordon, Hughes & Banks, LLP, CPA'S as its independent accountants for the fiscal year ended September 30, 1997. Also on November 13, 1997, Holben, Boak, Cooper & Co., resigned as the Registrant's independent accountants due to the pending dissolution of that accounting firm.

     (b) Holben, Boak, Cooper & Co.'s reports on the Registrant's financial statements for the fiscal years ended September 30, 1996 and 1995 contained no adverse opinion or disclalimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles.

     (c) The Registrant's Board of Directors made the decision to engage Gordon, Hughes & Banks, LLP, CPA's. The Registrant has no audit or similar committee.

     (d) In connection with the prior audits for the fiscal years ended September 30, 1996 and 1995 and during the interim period from September 30, 1996 to November 13, 1997, there have been no disagreements with Holben, Boak, Cooper & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (e) The Registrant did not consult with Gordon, Hughes & Banks, LLP, CPA's with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant's financial statements.

     (f)  The Registrant has requested that Holben, Boak, Cooper & Co.
review the disclosure and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein. Such letter is filed as an exhibit to this Report.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

     (a)  EXHIBITS.

          Exhibit 16.    Letter from Holben, Boak, Cooper & Co.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  November 13, 1997             MONUMENT RESOURCES, INC.

                                     By:/s/ A.G. Foust
                                        A.G. Foust, President